SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): April 11, 2006


                         Commission file number 0-14061


                             STEEL TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

           Kentucky                                        61-0712014
   (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                    Identification No.)

                 15415 Shelbyville Road, Louisville, KY   40245
               (Address of principal executive offices) (Zip Code)

                                 (502) 245-2110
              (Registrant's telephone number, including area code)

                                 Not applicable
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On April 11, 2006, Steel Technologies Inc. (Steel Technologies) entered into a binding letter of intent to acquire all of the outstanding stock of privately held Kasle Steel Corporation (Kasle) in Dearborn, Michigan. Kasle's wholly owned operations include Kasle Steel Auto Blanker, Inc. in Flint, Michigan, and Kasle Steel of Canada, Ltd. in Windsor, Ontario. It's three joint venture operations consist of a 50% interest in RSDC of Michigan, L.L.C. in Holt, Michigan, a joint venture with Marubeni-Itochu Steel America, Inc.; a 50% interest in Kasle Metal Processing, LLC in Jeffersonville, Indiana, a joint venture with Automatic Feed Company; and a 49% interest in Delaco-Kasle LLC d/b/a Delaco Processing in Woodhaven, Michigan, a certified minority joint venture with Delaco Steel Corporation. The purchase price is approximately $49 million, subject to closing adjustments, which includes the assumption of approximately $19 million of liabilities. Based upon the February 28, 2006 Balance Sheet, the shareholders of Kasle would receive approximately $30 million dollars in cash, subject to closing adjustments, including an adjustment to the extent shareholder equity is above or below approximately $15 million at closing. In addition to cash consideration, approximately $2.5 million of loans and advances will be assigned to the shareholders and a consulting and non-compete agreement with payments over 5 years of $1.5 million will be entered into with Roger Kasle. Based upon the February 28, 2006 Balance Sheet, in addition to the Roger Kasle consulting and non-compete agreement, the assumed liabilities include approximately $3.5 million in current liabilities and shareholder loans, approximately $8.5 million in Long term liabilities, and approximately $5.5 million in accounts payable and other liabilities. Steel Technologies expects to finance the transaction with its existing credit facility. The transaction, which is subject to customary closing conditions, including the completion of due diligence reasonably satisfactory to Steel Technologies and the negotiation and execution of a definitive stock purchase agreement,is expected to be completed on or about May 4, 2006.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEEL TECHNOLOGIES INC.
    (Registrant)




By   /s/ Joseph P. Bellino
     ---------------------
        Joseph P. Bellino
        Chairman of the Board &
        Chief Executive Officer


Dated:  April 17, 2006